Exhibit 99.1

For Immediate Release
8.25.2011

SONUS NETWORKS APPOINTS MAURICE “MOE” CASTONGUAY AS
SENIOR VP AND CHIEF FINANCIAL OFFICER

Seasoned CFO Brings Deep Industry and Public Company Experience

WESTFORD, Mass., August 25, 2011 - Sonus Networks, Inc. (NASDAQ: SONS), a market leader in next-generation IP-based network solutions, today announced the appointment of industry veteran Maurice “Moe” Castonguay as its Senior Vice President and Chief Financial Officer.  Throughout his 30-plus year career, Castonguay has been instrumental in guiding private and publicly-held companies through periods of rapid change and growth.

“I am very pleased that we were able to attract a seasoned executive of Moe’s caliber to join the Sonus team,” said Ray Dolan, President and CEO of Sonus. “He has an outstanding track record of bringing the kind of organizational acumen that we need to scale Sonus to meet our aggressive goals.  I look forward to leveraging Moe’s experience to help implement our short- and long-term strategies and increase shareholder value.”

Commenting on his appointment, Mr. Castonguay said, “I am thrilled to be joining Sonus at such an exciting time in the company’s trajectory.  With new products, a focused growth strategy and a newly energized team, I believe Sonus is poised to become a market leader in a number of growing segments of the telecom industry.”

Castonguay joins Sonus from his most recent role as Senior Vice President and Chief Financial Officer of BigBand Networks, Inc.  Prior to that, he held similar public company roles at MatrixOne, Inc, Stratus Computer, Inc. and Xylogics, Inc.  He also served as CFO at a number of private companies, including Acopia Networks, Inc. and Broadbus Technologies, Inc., among others.  Mr. Castonguay also previously served on the Board of Directors of Media 100 Inc. and Cedar Point Communications, Inc.  Mr. Castonguay is a certified public accountant (CPA) and holds a B.S. in accounting and an M.S. in taxation from Bentley College, as well as an M.B.A. from Babson College.

Castonguay replaces Wayne Pastore, who has been CFO of Sonus since April 2010 and interim CFO since February 2010.  “I want to thank Wayne for all his contributions,” said Dolan.  “The process improvements he brought to Sonus have given us a stronger platform on which to build.”

About Sonus Networks

Sonus Networks, Inc. is a leader in IP networking with proven expertise in delivering secure, reliable and scalable next-generation infrastructure and subscriber solutions. With customers in over 50 countries across the globe and over a decade of experience in transforming networks to IP, Sonus has enabled service providers and enterprises to capture and retain users and generate significant ROI. Sonus products include media and signaling gateways, policy/routing servers, session border controllers and subscriber feature servers. Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks. For more information, visit www.sonusnet.com .

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to Item 1A “Risk Factors” of Sonus’ Annual Report on Form 10-K for the year ended December 31, 2010 and all subsequent Quarterly Reports on Form 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

For more information, please contact:

Sonus Networks:
Fran Murphy
fmurphy@sonusnet.com
+1 978-614-8148

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